UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Amendment No. 1 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: October 18, 2016
Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)		10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

 o             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
o              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
 o             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).
 o             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Explanatory Note
The Company is filing this amended Form 8-K in order to provide additional information regarding the events previously reported on the Form 8-K filed on October 24, 2016.

Item 1.01 Entry Into a Material Definitive Agreement.
As previously disclosed, on July 12, 2016, the Company closed a private placement (the “Private Placement”) of $4,444,444.44 principal amount of Convertible Debentures (the “Debentures”) and Common Stock Purchase Warrants (the “Warrants”). The Debentures and Warrants were issued pursuant to a Securities Purchase Agreement, dated July 12, 2016, (the “Purchase Agreement”) between the Company and certain accredited investors within the meaning of the Securities Act of 1933, as amended (the “Purchasers”). Upon closing of the Private Placement, the Company received gross proceeds of $4,000,000 before placement agent fees and other expenses associated with the transaction.

On October 12, 2016, the first amortization payment in the amount of $444,444.44, plus accrued interest of approximately $113,580 pursuant to the terms of the Debentures became due and payable to the Purchasers. The Company did not make such payment at the time it was due.

On October 24, 2016, the Company entered into waiver agreements with Purchasers holding approximately 75% of the principal amount of the Debentures. Subsequent to the date of the initial report on Form 8-K, the Company entered into waiver agreements with Purchasers holding approximately an additional 12% of the principal amount of the Debentures. As a result, we have now entered into waiver agreements with respect to the initial amortization payments due under the Debentures with Purchasers holding approximately 87% of the Debentures.

Such waivers are not binding on the remaining Purchasers of the Debentures. Pursuant to the terms of the Waiver, the Purchasers have agreed to waive the payment of the amortization payments and accrued interest due for October 2016 and November 2016. In consideration for waiving the payment terms of the Debentures, the Company has agreed to pay, upon execution of the Waiver, 10% of the Amortization Amount that became due on October 12, 2016 and has agreed to pay on November 12, 2016 10% of the Amortization Amount due in November 2016. All other amounts will be due and payable in accordance with the terms of the Debentures, with the deferred payments due at maturity.

The Company expects to enter into Waiver Agreements with the remaining Purchasers as soon as practicable.

Pursuant to the terms of the Debentures, the failure to cure the non-payment of the amortization amount within three trading days after the date such payment was due constitutes an Event of Default. Following the occurrence of an event of default, among other things: (1) at the Purchaser’s election, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, plus all interest that would have been earned through the one year anniversary of the original issue date if such interest has not yet accrued, liquidated damages and other amounts owed through the date of acceleration, shall become, immediately due and payable in either cash or stock pursuant to the terms of the Debentures; and (2) the interest rate on the Debentures will increase to the lesser of 18% or the maximum allowed by law. In addition to other remedies available to the Purchasers, our obligation to repay amounts due under the Debentures is secured by a first priority security interest in and lien on all of our assets and property, including our intellectual property, and such remedies can be exercised by the Purchasers without additional notice to the Company.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure under Item 1.01 is incorporated herein by reference.

Under the Purchase Agreement, the Company is required to maintain an available cash balance in its commercial bank account or other liquid and available funds of $1,000,000 (the “Minimum Cash Reserve”). If the Company is unable to maintain the Minimum Cash Reserve, then Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, has guaranteed such amounts and has agreed to provide the amounts necessary to make-up the shortfall in the Minimum Cash Reserve within three business days up to an aggregate amount not to exceed $6,000,000. However, the first $5,000,000 of the guaranty shall be provided by drawing down on the Company’s Line of Credit with Sillerman Investment Company IV, LLC, an affiliate of Mr. Sillerman. Any remaining amounts, up to a maximum aggregate of $1,000,000 shall be provided by Mr. Sillerman.

The Company has fallen below the Minimum Cash Reserve for a period of more than three trading days, which constitutes an Event of Default under the Debentures. While the Company is taking steps to secure liquidity so that it can maintain the Minimum Cash Reserve, there can be no assurances it will be able to do so. As a result, the Purchasers of the Debentures have the remedies as described above under Item 1.01. The Waivers entered into with some of the Purchasers related to the failure to pay the amortization amounts do not address the failure to maintain the Minimum Cash Reserve.

Under the terms of the $3,000,000 Secured Convertible Note issued in connection with the acquisition of Rant, Inc., as previously disclosed on a Form 8-K filed July 13, 2016 (the “Rant Note”), a default under other indebtedness owed by the Company constitutes an Event of Default under the Rant Note. As a result of such Event of Default, the holder of the Rant note has the right to accelerate the amounts due (including any interest and penalties) so that they are immediately due and payable. Such amounts are payable under the terms of the Rant Note from any proceeds from a public offering or by converting such amount into shares of common stock of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2016, Olga Bashkatova resigned her position as the Controller and Principal Accounting Officer of Function(x) Inc. (the "Company"), effective October 26, 2016. Her employment agreement with the Company, previously reported on the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, is terminated as of October 26, 2016.

Item 8.01. Other Events.

Birame N. Sock, the President and Chief Operating Officer, and Julie Gerola, the Chief Marketing Officer, of Function(x) Inc. (the “Company”), will be presenting at The MicroCap Conference on Tuesday, October 25, 2016 at 3:00 pm EDT in Philadelphia, PA.

A copy of the presentation is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Waiver dated October 21, 2016*
99.2	Company presentation at The MicroCap Conference*

*    Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: October 28, 2016	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President